Exhibit 5.1

[Placer Sierra Bancshares Letterhead]

August 8, 2006

Board of Directors

Placer Sierra Bancshares

525 J. Street

Sacramento, CA 95835

Re:	Form S-3 Registration Statement under the Securities Act of 1933

Ladies and Gentlemen:

This opinion is rendered in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, (the “Securities Act”) relating to the registration of up to 153,346 shares (the “Shares”) of common stock, no par value (“Common Stock”), of PLACER SIERRA BANCSHARES, a California corporation (the Company) issuable in connection with the exercise of warrants initially sold by Southwest Community Bank, a California corporation (“Southwest”) in its unit offering completed in July 2002 (“Southwest warrants”). The Southwest warrants were assumed by the Company in connection with its acquisition of Southwest pursuant to an Agreement and Plan of Merger and Reorganization dated February 15, 2006 (“Agreement”), which acquisition was completed on June 9, 2006.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction of (i) the Registration Statement on Form S-3, (ii) I have examined the Amended and Restated Articles of Incorporation of the Company, (iii) the Amended and Restated Bylaws of the Company, as amended to date, (iv) the Agreement , (v) the Southwest warrants, (vi) certain resolutions of the Board of Directors of the Company, relating to the approval of the Agreement and the transactions contemplated thereby, including the issuance of the Shares and related matters, and (vii) such other documents as I deemed necessary and desirable to render the opinion. With respect to the documents examined, including records of the Company or certificates of public officials, I have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as certified or reproduced copies. I also have obtained from the officers of the Company such advice as to such factual matters as I consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, I have relied on such advice without investigation. I have also relied, in part, on certificates of public officials.

Based upon and subject to the foregoing, and subject to the further qualifications and limitations set forth below, I am of the opinion that the Shares issuable by the Company pursuant to the aforementioned Registration Statement, when issued and delivered in accordance with the terms of the Southwest warrants, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is further subject to the following assumptions: (i) the consideration for the Shares to be issued pursuant to the Southwest warrants will be received prior to the issuance thereof, (ii) the Shares to be issued pursuant to the Southwest warrants will be issued in accordance with the terms of the Southwest warrant agreements, (iii) the Registration Statement will become effective under the Securities Act prior to issuance of the Shares under the Southwest warrants and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or be pending before the SEC, and (iv) the issuance of the Shares pursuant to the Southwest warrants will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities Act).

I do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the state of California, and I do not express any opinion as to the effect of any other laws on the opinion stated herein.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission adopted under the Securities Act.

Very truly yours

/s/ ANGELEE J. HARRIS
Angelee J. Harris, EVP, General Counsel and Secretary